                                                                       EXHIBIT 4
================================================================================



                      SOUTHERN PACIFIC FUNDING CORPORATION

                                    ISSUER,


                                      AND

                            HALLMARK AMERICA, INC.,
                      OCEANMARK FINANCIAL CORPORATION, AND
                        NATIONAL CAPITAL HOLDINGS, INC.

                      COLLECTIVELY, SUBSIDIARY GUARANTORS


                                      AND


                              THE BANK OF NEW YORK

                                    TRUSTEE

                   _________________________________________

                                   INDENTURE


                         DATED AS OF [OCTOBER __,] 1997

                   _________________________________________

                                  $125,000,000
                        ___% SENIOR SECURITIES DUE 2004


================================================================================

                               TABLE OF CONTENTS



                                                                          PAGE
                                                                          ----

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      Definitions............................................   1
SECTION 1.2.      Incorporation by Reference of TIA......................  20
SECTION 1.3.      Rules of Construction..................................  21

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.       Form and Dating.......................................  21
SECTION 2.2.       Execution and Authentication..........................  22
SECTION 2.3.       Registrar and Paying Agent............................  22
SECTION 2.4.       Paying Agent to Hold Assets in Trust..................  23
SECTION 2.5.       Securityholder Lists..................................  24
SECTION 2.6.       Transfer and Exchange.................................  24
SECTION 2.7.       Replacement Securities................................  26
SECTION 2.8.       Outstanding Securities................................  27
SECTION 2.9.       Treasury Securities...................................  27
SECTION 2.10.      Temporary Securities..................................  28
SECTION 2.11.      Cancellation..........................................  28
SECTION 2.12.      Defaulted Interest....................................  28
SECTION 2.13.      CUSIP Numbers.........................................  29

                                  ARTICLE III

                                   REDEMPTION

SECTION 3.1.      Notices to Trustee.....................................  30
SECTION 3.2.      Selection of Securities to Be Redeemed.................  30
SECTION 3.3.      Notice of Redemption...................................  31
SECTION 3.4.      Effect of Notice of Redemption.........................  32
SECTION 3.5.      Deposit of Redemption Price............................  32
SECTION 3.6.      Securities Redeemed in Part............................  33
SECTION 3.7.      Optional Redemption....................................  33
SECTION 3.8.      Mandatory Redemption...................................  34
SECTION 3.9.      Offer to Redeem by Application of Excess Proceeds......  34


                                  ARTICLE IV

                                   COVENANTS

                                                                             PAGE
                                                                             ----
SECTION 4.1.       Payment of Securities....................................  36
SECTION 4.2.       Maintenance of Office or Agency..........................  36
SECTION 4.3.       Limitation on Restricted Payments........................  37
SECTION 4.4.       Corporate and Partnership Existence......................  40
SECTION 4.5.       Payment of Taxes and Other Claims........................  40
SECTION 4.6.       Maintenance of Properties and Insurance..................  40
SECTION 4.7.       Compliance Certificate; Notice of Default................  41
SECTION 4.8.       Reports..................................................  41
SECTION 4.9.       Limitation on Status as Investment Company...............  42
SECTION 4.10.      Limitation on Transactions with Affiliates...............  42
SECTION 4.11.      Limitation on Incurrence of Additional
                   Indebtedness and Issuance of Preferred Stock.............  43
SECTION 4.12.      Limitation on Dividends and Other Payment
                   Restrictions Affecting Restricted Subsidiaries...........  45
SECTION 4.13.      Limitation on Liens......................................  46
SECTION 4.14.      Limitation on Consolidation or Sales of Assets...........  46
SECTION 4.15.      Waiver of Stay, Extension or Usury Laws..................  48
SECTION 4.16.      Limitation on Ownership of Subsidiary Stock..............  48
SECTION 4.17.      Limitations on Lines of Business.........................  48
SECTION 4.18.      Payments for Consent.....................................  49


                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION 5.1.       Limitation on Merger, Sale or Consolidation..............  49
SECTION 5.2.       Successor Corporation Substituted........................  50

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.       Events of Default........................................  50
SECTION 6.2.       Acceleration of Maturity Date; Rescission and Annulment..  51
SECTION 6.3.       Collection of Indebtedness and Suits for
                   Enforcement by Trustee...................................  52
SECTION 6.4.       Trustee May File Proofs of Claim.........................  53
SECTION 6.5.       Trustee May Enforce Claims Without Possession of
                   Securities...............................................  54


                                                                          PAGE
                                                                          ----
SECTION 6.6.       Priorities...........................................   54
SECTION 6.7.       Limitation on Suits..................................   54
SECTION 6.8.       Unconditional Right of Holders to Receive Principal,
                   Premium and Interest.................................   55
SECTION 6.9.       Rights and Remedies Cumulative.......................   55
SECTION 6.10.      Delay or Omission Not Waiver.........................   56
SECTION 6.11.      Control by Majority..................................   56
SECTION 6.12.      Waiver of Existing or Past Default...................   56
SECTION 6.13.      Undertaking for Costs................................   57
SECTION 6.14.      Restoration of Rights and Remedies...................   57


                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.1.       Duties of Trustee....................................   57
SECTION 7.2.       Rights of Trustee....................................   59
SECTION 7.3.       Individual Rights of Trustee.........................   60
SECTION 7.4.       Trustee's Disclaimer.................................   60
SECTION 7.5.       Notice of Default....................................   60
SECTION 7.6.       Reports by Trustee to Holders........................   60
SECTION 7.7.       Compensation and Indemnity...........................   61
SECTION 7.8.       Replacement of Trustee...............................   62
SECTION 7.9.       Successor Trustee by Merger, Etc.....................   63
SECTION 7.10.      Eligibility; Disqualification........................   63
SECTION 7.11.      Preferential Collection of Claims Against Company....   63


                                  ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.       Discharge; Option to Effect Legal Defeasance
                   or Covenant Defeasance...............................   63
SECTION 8.2.       Legal Defeasance and Discharge.......................   63
SECTION 8.3.       Covenant Defeasance..................................   64
SECTION 8.4.       Conditions to Legal or Covenant Defeasance...........   64
SECTION 8.5.       Deposited Cash and U.S. Government Obligations
                   to be Held in Trust; Other Miscellaneous Provisions..   66
SECTION 8.6.       Repayment to the Company.............................   66
SECTION 8.7.       Reinstatement........................................   67

                                 ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                                                                        PAGE
                                                                        ----
SECTION 9.1.      Amendments, Supplements and Waivers with
                  Consent of Holders..................................   67
SECTION 9.2.      Amendments, Supplements and Waivers to
                  Indentures and Securities without Consent of Holders   68
SECTION 9.3.      Compliance with Trust Indenture Act.................   69
SECTION 9.4.      Revocation and Effect of Consents...................   70
SECTION 9.5.      Notation on or Exchange of Notes....................   70
SECTION 9.6.      Trustee to Sign Amendments, Etc.....................   71


                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

SECTION 10.1.     Repurchase of Securities at Option of the
                  Holder Upon a Change of Control.....................   71

                                   ARTICLE XI

                                   GUARANTEE

SECTION 11.1.     Guarantee............................................  74
SECTION 11.2.     Execution and Delivery of Guarantee..................  77
SECTION 11.3.     Certain Bankruptcy Events............................  77
SECTION 11.4.     Limitation on Merger of Subsidiaries and
                  Release of Subsidiary Guarantors.....................  77


                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.1.     TIA Controls.........................................  78
SECTION 12.2.     Notices..............................................  78
SECTION 12.3.     Communications by Holders with Other Holders.........  79
SECTION 12.4.     Certificate and Opinion as to Conditions Precedent...  79
SECTION 12.5.     Statements Required in Certificate or Opinion........  80
SECTION 12.6.     Rules by Trustee, Paying Agent, Registrar............  80
SECTION 12.7.     Legal Holidays.......................................  80
SECTION 12.8.     Governing Law........................................  80


                                                                          PAGE
                                                                          ----
SECTION 12.9.       No Adverse Interpretation of Other Agreements.....    81
SECTION 12.10.      No Recourse Against Others........................    81
SECTION 12.11.      Successors........................................    81
SECTION 12.12.      Duplicate Originals...............................    81
SECTION 12.13.      Severability......................................    82
SECTION 12.14.      Table of Contents, Headings, Etc..................    82

EXHIBIT A           FORM OF SECURITY..................................   A-1

                             CROSS-REFERENCE TABLE

  TIA                                                                                   INDENTURE
SECTION                                                                                  SECTION
-------                                                                                 ---------

310(a)(1)..............................................................................    7.10
 (a)(2)................................................................................    7.10
 (a)(3)................................................................................    N.A.
 (a)(4)................................................................................    N.A.
 (a)(5)................................................................................    7.10
 (b)...................................................................................     7.8
                                                                                           7.10
                                                                                           12.2
 (c)...................................................................................    N.A.
311(a).................................................................................    7.11
 (b)...................................................................................    7.11
 (c)...................................................................................    N.A.
312(a).................................................................................     2.5
 (b)...................................................................................    12.3
 (c)...................................................................................    12.3
313(a).................................................................................     7.6
 (b)(1)................................................................................     7.6
 (b)(2)................................................................................     7.6
 (c)...................................................................................    7.6;
                                                                                           12.2
 (d)...................................................................................     7.6
314(a)................................................................................. 4.7(a);
                                                                                            4.8
 (b)...................................................................................    N.A.
 (c)(1)................................................................................    2.2;
                                                                                           7.2;
                                                                                          12.4
 (c)(2)................................................................................    7.2;
                                                                                          12.4
 (c)(3)................................................................................    N.A.
 (d)...................................................................................    N.A.
 (e)...................................................................................    12.5
 (f)...................................................................................    N.A.
315(a).................................................................................  7.1(b)
 (b)...................................................................................    7.5;
                                                                                          12.2
 (c)...................................................................................  7.1(a)



  TIA                                                                                   INDENTURE
SECTION                                                                                  SECTION
-------                                                                                 ---------
 (d)..................................................................................    6.11;
    ..................................................................................    7.1(b)
    ..................................................................................       (c)
 (e)..................................................................................    6.13
316(a)(last sentence).................................................................    2.9
 (a)(1)(A)............................................................................    6.11
 (a)(1)(B)............................................................................    6.12
 (a)(2)...............................................................................    N.A.
 (b)..................................................................................    6.7;
                                                                                          6.8
                                                                                          6.12
317(a)(1).............................................................................    6.3
 (a)(2)...............................................................................    6.4
 (b)..................................................................................    2.4

__________

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of [October __,] 1997, by and between Southern Pacific Funding Corporation, a California corporation (the "Company"), as issuer, each Subsidiary of the Company executing a Subsidiary Guarantee in accordance with the provisions hereof, and [_________,] as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's ___% Senior Securities due 2004 (the "Securities"):


                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.
                        -----------

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into such Person or a Subsidiary of such Person or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person or operating unit by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Affiliate Transaction" shall have the meaning specified in Section 4.10.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback and the sale or other disposition of any Residual Receivables) other than sales of Receivables in connection with Securitizations, Qualified Whole Loan Sales or Warehouse Facilities and sales of defaulted assets, in each case in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described above under Section 10.1 hereof and/or the provisions described above under Section 5.1 hereof and not by the provisions of the Asset Sale covenant), and (ii) the issuance by any of the Company's Restricted Subsidiaries of Equity Interests, or the sale by the Company or any of its Restricted Subsidiaries of any Equity Interests of their Restricted Subsidiaries (other than directors qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a Subsidiary Guarantor of the Company; (ii) a Restricted Payment that is permitted by Section 4.12 hereof; (iii) a sale, lease, conveyance or other disposition by a Restricted Subsidiary of the Company to the Company or a Subsidiary Guarantor or by the Company to a Subsidiary Guarantor and (iv) stock splits, dividends or other distributions to the Company's shareholders payable in Equity Interests of the Company (other than Disqualified Capital Stock).

          "Asset Sale" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Amount" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Book-Entry Residual Receivables" means the interest represented by a ledger entry on the books of a trustee of a Securitization Trust relating to Residual Receivables of the Company derived from Receivables originated by a Strategic Alliance Client for sale into such Securitization Trust as part of a Securitization of Receivables by the Company or any of its Restricted Subsidiaries, net of the amount of fees paid to the Company by such Strategic Alliance Client for arranging the securitization of such Receivables.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Contribution" means any contribution to the equity of the Company for which no consideration (other than the issuance of Equity Interests (other than Disqualified Stock) of the Company) is paid.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's or Standard & Poor's and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to whole loan sales, Securitizations, Warehouse Facilities or Residual Receivables financing arrangements otherwise permitted by this Indenture entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "Change of Control Offer" shall have the meaning specified in Section 10.1.

          "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

          "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Debt, and (B) Hedging Obligations permitted to be incurred pursuant to clause (6) of the covenant described under Section 4.11 hereof to (ii) the Consolidated Net Worth of the Company.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Directors constituting Continuing Directors who were members of such Board at the time of such nomination or election.

          "Convertible Securities" shall mean the Company's Convertible Subordinated Securities Due 2006 issued November 1, 1996.

          "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

          "Covenant Defeasance" shall have the meaning specified in Section 8.3.

          "Credit Enhancement Agreements" means, collectively, any document, instrument or agreement entered into by the Company, or any of its Restricted Subsidiaries, and any Person exclusively for the purpose of providing credit support for asset-backed securities issued in connection with Securitizations.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.12.

          "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Disqualified Stock" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, or (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (iii) is redeemable, in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Securities mature, or (B) is designated by the Company (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

          "Eligible Receivables" means, at the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Company or any of its Restricted Subsidiaries is a party at such time and is eligible for sale in a Securitization or pursuant to a Qualified Whole Loan Purchase.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Excess Spread" means, over the life of a pool of Receivables that have been sold by the Company or a Restricted Subsidiary in a Securitization (including Receivables which have been contributed by a Strategic Alliance Client to any such Securitization), the amount determined by deriving the net present value of the cash flows expected to be received by the Company or any Restricted Subsidiary of the Company from the Securitization of such Receivables (exclusive of any proceeds from the sale of certificates by the Company or any of its Restricted Subsidiaries to any underwriter of the related certificates), less the net present value of any servicing fees and any liabilities of the Company or any of its Restricted Subsidiaries (based on the Company's or such Restricted Subsidiary's historical liabilities to Securitization trustees).

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed, willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "Foreign Residual Receivables" means Residual Receivables that relate to Receivables which originated from jurisdictions outside the United States of America.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is incorporated in a jurisdiction other than the United States of America or 80% of the sales, earnings or assets of which are located in, generated from or derived from operations located in jurisdictions outside the United States of America.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect at the relevant time.

          "Global Security" means a Security that contains the information referred to in footnote 5 to the form of Security attached hereto as Exhibit A.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, the term "Guarantee" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" or "incur" shall have the meaning specified in Section 4.11.

          "Incurrence Date" shall have the meaning specified in Section 4.11.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the unpaid deferred balance of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person; provided that if such indebtedness is not assumed by such Person such indebtedness shall be limited to the lesser of the principal amount of such indebtedness or the fair market value of the asset encumbered by such Lien), (iii) without duplication, all Warehouse Debt, (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any

Subsidiary Guarantor, preferred stock (but excluding in each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization, Qualified Whole Loan Sale or Warehouse Facility.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates including, without limitation, Quasi-Subsidiaries and Strategic Alliance Clients) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness of another Person, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company or any Restricted Subsidiary for consideration consisting solely of common equity securities of the Company (other than Disqualified Stock) shall not be deemed to be an Investment.

          "Issue Date" means          , 1997.

          "Legal Defeasance" shall have the meaning specified in Section 8.2.

          "Legal Holiday" shall have the meaning specified in Section 13.7.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

          "Moody's" means Moody's Investors Services, Inc. and its successors.

          "Mortgage Loan" means any mortgage, deed of trust or other instrument creating a lien on an estate in fee simple in a property, secured by a note or other evidence of an obligor's indebtedness under such mortgage, deed of trust or other instrument.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions and dispositions of any equity Investment in a Strategic Alliance Client or Quasi-Subsidiary) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of the Company upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less an amount (estimated reasonably and in good faith by the Company or the amount actually incurred, if greater) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale.

          "Net Proceeds" means the aggregate Cash Equivalent proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred as a result thereof, taxes paid or payable, in the good faith estimation of the Company, as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness subordinated in right of payment to the Securities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, including the stock of such Unrestricted Subsidiary.

          "Officer" means, with respect to the Company or any Subsidiary Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Subsidiary Guarantor.

          "Officers' Certificate" means, with respect to the Company or any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Subsidiary Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5.

          "Paying Agent" shall have the meaning specified in Section 2.3.

          "Permitted Businesses" means any consumer or commercial finance business or any financial service business.

          "Permitted Holder" means Imperial Credit Industries, Inc.

          "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes a Restricted Subsidiary and a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under Section 10.1, (e) any creation, purchase or other acquisition of Receivables, Residual Receivables or Servicing Receivables in the ordinary course of business; (f) other Investments in any Person that do not exceed $5.0 million in the aggregate since the Issue Date; (g) any Investment in a Strategic Alliance Client to the extent such Investment consists of options, warrants or other securities that are convertible or exchangeable for equity securities of such Strategic Alliance Client and is received by the Company or a Restricted Subsidiary without the payment of any consideration other than the concurrent provision by the Company or such Restricted Subsidiary to such Strategic Alliance Client of asset securitization or asset sale expertise on terms determined by the Company to be fair and reasonable to the Company or such Restricted Subsidiary from a financial point of view without taking into consideration any value that may inhere in such option, warrant or convertible or exchangeable security; and (h) any loans or advances to a Strategic Alliance Client to the extent such loans or advances consist of Indebtedness of such Strategic Alliance Client in an aggregate principal amount at any time outstanding not to exceed 100% of the aggregate book value (calculated in accordance with GAAP) of the Book-Entry Residual Receivables credited to such Strategic Alliance Client.

          "Permitted Liens" means (i) Liens on Receivables or other assets (other than Residual Receivables and Book-Entry Residual Receivables) securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens on Servicing Receivables, Residual Receivables and on the Capital Stock of Restricted Subsidiaries of the Company substantially all of the assets of which are Residual Receivables; provided, however, that,
(x) no Lien shall be placed on any Retained Residual Receivable unless after giving effect to such sale, conveyance or other disposition the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien would be greater than or equal to 250% of all Senior Indebtedness of the Company and its Restricted Subsidiaries, (y) after giving effect to the incurrence of such Lien the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien would be greater than or equal to 150% of all Senior Indebtedness of the Company and its Restricted Subsidiaries; provided, that for purposes of calculating the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien in clauses (x) and (y) above, no more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens (including, without limitation, Liens on Residual Receivables) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens imposed by law, including but not limited to carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xii) survey exceptions, easements and other restrictions on the use of property; (xiii) Liens securing Indebtedness the proceeds of which were utilized by the Company or a Restricted Subsidiary solely to fund any advances to Securitization Trusts permitted by clause (v) of the second full paragraph under Section 4.3 provided that such Liens encumber no assets other than the contractual right of the Company or such Restricted Subsidiary, as the case may be, to be reimbursed in respect of any advances funded by such Indebtedness; and (xiv) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing on the Issue Date; provided, however, that (x) any such new Lien shall be a Lien on the same asset class or interest securing the original Lien, (y) the Indebtedness secured by such Lien is not, solely by virtue of the Refinancing (unless otherwise permitted by this Indenture), increased to an amount greater than the greater of
(A) the outstanding principal amount of the Indebtedness existing on the Issue Date secured by such Lien, or (B) if such Lien secures Indebtedness under a line of credit, the commitment amount of such line of credit existing on the Issue Date and (z) such Indebtedness is not otherwise prohibited by this Indenture. Any determination of Senior Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Lien for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivables since the date of such balance sheet.

          "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred pursuant to clauses (1), (2), (6), (7), (8), (9) and (10) of the second paragraph of Section 4.11 provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued but unpaid interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of the Securities as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor n the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

          "Permitted Warehouse Debt" means Warehouse Debt of the Company or a Restricted Subsidiary outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith); provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Public Equity Offering" means an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act.

          "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

          "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

          "Qualified Whole Loan Sale" means any sale of a pool of Receivables to one or more third parties on an arms length basis and pursuant to a sale and purchase agreement containing standard representations, warranties and covenants relating to the Mortgage Loans sold and purchased thereunder.

          "Qualifying Disposition" means an Asset Sale resulting from the exercise by a Quasi-Subsidiary (or any of its Affiliates other than the Company and its Affiliates) of a call option on Equity Interests of such Quasi-Subsidiary owned by the Company (or any of its Restricted Subsidiaries), so long as the Company (or such Restricted Subsidiary) receives Net Proceeds in Cash Equivalents therefrom in an amount at least equal to the initial book value of the Company's (or such Restricted Subsidiary's) Investment in such Equity Interests.

          "Quasi-Subsidiary" means any Person (i) who is a Subsidiary of the Company and (ii) who has (together with any call options held by any of its Affiliates other than the Company and its Affiliates) one or more call options or similar arrangements which, upon exercise thereof, would result in the Company no longer, directly or indirectly through any of its Restricted Subsidiaries, (x) with respect to any corporation, association or other business entity, owning more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or (y) with respect to any partnership or limited liability company (a) being the sole general partner or the managing general partner or managing member of such Person or (b) being the only general partner or managing member of such Person.

          "Receivables" means consumer and commercial loans, including Mortgage Loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the principal value of a Receivable at any time, such principal value shall be determined in accordance with GAAP, consistently applied, as of the then most recent practicable date.

          "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day, or, if applicable, as specified in
Section 2.12.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

          "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest, if any, to the Redemption Date.

          "Refinance" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registrar" shall have the meaning specified in Section 2.3.

          "Residual Receivables" means at any time, the capitalized asset value of Excess Spread of the Company and its Restricted Subsidiaries (including, without limitation, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP, consistently applied, less an amount equal to the net Indebtedness owed by the Company to a Strategic Alliance Client in consideration for a contribution of Receivables (represented by a Book-Entry Receivable of such entity).

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Retained Residual Receivables" shall have the meaning Section 4.14.

          "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "Securitization" means a public or private sale or pledge of Receivables in the ordinary course of business and by which the Company or a Restricted Subsidiary directly or indirectly sells, conveys, pledges or otherwise creates a Lien on a pool of specified Receivables, including any such transaction involving the sale of specified Receivables to a Securitization Trust which issues securities to investors in such Securitization Trust and creates Residual Receivables.

          "Securitization Trust" means any Person that is not a Restricted Subsidiary established exclusively for the purpose of issuing securities in connection with any Securitization, the obligations of which are without recourse to the Company or any of its Subsidiaries (other than obligations constituting Indebtedness incurred in accordance with the first paragraph of the covenant described Section 4.11.

          "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Senior Indebtedness" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations permitted to be incurred under this Indenture and, in the case of Indebtedness secured by Senior Residual Receivables, the lesser of (x) the amount of such Indebtedness and (y) the amount of the Senior Residual Receivables securing such Indebtedness.

          "Senior Residual Receivables" means Residual Receivables of the Company or any of its Restricted Subsidiaries which are not structurally subordinated to any other interest in the Securitization of a pool of Receivables creating such Residual Receivables other than the certificates initially distributed by an underwriter or underwriters in connection with such Securitization.

          "Servicing Receivables" means the servicing rights or any interest therein with respect to any Receivables.

          "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "Stated Maturity" means _____________.

          "Strategic Alliance Client" means any Person (other than a Restricted Subsidiary) engaged in a Permitted Business to which the Company provides, or reasonably expects to provide, financing, asset securitization or asset sales expertise in return for commitments by such Strategic Alliance Client to sell Receivables, from time to time, to the Company or a Restricted Subsidiary of the Company.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantee" means the Guarantee of the Securities in accordance with the provisions of this Indenture.

          "Subsidiary Guarantor" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

          "Subsidiary Guarantors" means each of the Company's Subsidiaries other than (i) any Receivables Subsidiaries or (ii) any Foreign Subsidiaries; provided that any Foreign Subsidiary that, at the option and in the sole discretion of the Company, guarantees the obligations of the Company under the Securities and this Indenture pursuant to Section 11.1 hereof, shall be deemed to be a Subsidiary Guarantor.

          "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

          "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as complied and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the applicable Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) closest to the period from the applicable Redemption Date to ________________, provided, however, that if the period from such Redemption Date to _________________, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the applicable Redemption Date to _________________, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Underwriting Agreement" means the Underwriting Agreement dated October __________, 1997 by and between the Company and the Underwriters, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations constituting Indebtedness incurred in accordance with the first paragraph of the covenant described under Section
4.11 (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above Section
4.3. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the
Section 4.11 the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under the covenant described under the Section 4.11 (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

          "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

          "Warehouse Debt" means Indebtedness of the Company or a Restricted Subsidiary equal to the greater of (x) the consideration received by the Company or its Restricted

Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or
(iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith.

          "Warehouse Facility" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary prior to securitization.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

          "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

          SECTION 1.2.  Incorporation by Reference of TIA.
                        ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 1.3.  Rules of Construction.
                        ---------------------

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE Securities

          SECTION 2.1.  Form and Dating.
                        ---------------

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of Securities and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          SECTION 2.2.  Execution and Authentication.
                        ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. An officer of each Subsidiary Guarantor shall sign the Subsidiary Guarantee for such Subsidiary Guarantor by manual or facsimile signature.

          If an Officer whose signature is on a Security or Subsidiary Guarantee was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or the Subsidiary Guarantee, as the case may be, such signature shall nevertheless be valid and the Officer shall nevertheless bind the Company or Subsidiary Guarantor, as the case may be, to the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $125,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Section 2.7 hereof. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

          SECTION 2.3.  Registrar and Paying Agent.
                        --------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X, and Section 4.14 hereof and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company may change any paying Agent or Registrar without notice to any Holder. The Company hereby initially appoints the Trustee as Registrar and Paying Agent and to act as agent for service of notices and demands in connection with the Securities and the Subsidiary Guarantees; by its acknowledgement and acceptance on the signature page hereto, the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints the Depository Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

          Upon the occurrence of an Event of Default described in Section 6.1(vi) or (vii) hereof, the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder.

          SECTION 2.4.  Paying Agent to Hold Assets in Trust.
                        ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 2.5.  Securityholder Lists.
                        --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S)312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA (S)312(a).

          SECTION 2.6.  Transfer and Exchange.
                        ---------------------

                    (a)  Transfer and Exchange of Definitive Securities.  When
                         ----------------------------------------------
Securities are presented to the Registrar with a request:

                    (i) to register the transfer of such Securities; or

                    (ii) to exchange such Securities for an equal principal amount of Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (b)  Restrictions on Transfer of a Security for a Beneficial Interest
               ----------------------------------------------------------------
in a Global Security.  A Security may not be exchanged for a beneficial interest
--------------------
in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                    (c)  Transfer and Exchange of Global Securities.  The
                         ------------------------------------------
transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                    (d)  Transfer of a Beneficial Interest in a Global Security
                         ------------------------------------------------------
for a Definitive Security.
-------------------------

                    (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a definitive Security.

                    (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such definitive Securities to the persons in whose names such Securities are so registered.

                    (e)  Restrictions on Transfer and Exchange of Global
                         -----------------------------------------------
Securities. Notwithstanding any other provisions of this Indenture (other than
----------
the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                    (f)  Authentication of Definitive Securities in Absence of
                         -----------------------------------------------------
Depositary.  If at any time:
----------

                    (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within ninety days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of definitive Securities, will, or its authenticating agent will, authenticate and deliver definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

          (g)  Cancellation and/or Adjustment of Global Security.  At such time
               -------------------------------------------------
as all beneficial interests in a Global Security have either been exchanged for definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                    (h)  Obligations with respect to Transfers and Exchanges of
                         ------------------------------------------------------
Definitive Securities.
---------------------

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate definitive Securities and Global Securities at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.6, 4.12, 9.5 or 10.1 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Securities selected for redemption in whole or in part pursuant to Article III hereof, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.14 hereof or redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

               (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

          SECTION 2.7.  Replacement Securities.
                        ----------------------

          If any mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

          SECTION 2.8.  Outstanding Securities.
                        ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee, except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9 hereof.

          If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7 hereof.

          If the principal amount of any Security is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Treasury Securities.
                        -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, any Subsidiary of the company or any of their respective Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Securities that are to be acquired by the Company, any Subsidiary of the Company or and Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Securities passes to the Company, such Subsidiary or such Affiliate, as the case may be.

          SECTION 2.10.  Temporary Securities.
                         --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities and as shall be reasonable acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Holders of permanent Securities authenticated and delivered hereunder.

          SECTION 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act).
Certification of the destruction of all cancelled Securities shall be delivered to the Company promptly following any such destruction. Subject to Section 2.7 hereof, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and the Security (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying

     Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of, in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.13.  CUSIP Numbers.
                         -------------

          The Company in issuing the Securities may use "CUSIP" numbers, and, if so, the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                  ARTICLE III

                                   REDEMPTION

          SECTION 3.1.  Notices to Trustee.
                        ------------------

          If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed, (iv) the redemption price and (v) whether it wants the Paying Agent to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Section 3.7 hereof by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.1 at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.2.  Selection of Securities to Be Redeemed.
                        --------------------------------------

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be appropriate and fair and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.3.  Notice of Redemption.
                        --------------------

          At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail or cause to be mailed, by first class mail, postage prepaid, a notice of re demption to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price, including accrued and unpaid interest, to be paid upon such redemption;

          (c) if any Security is being redeemed in part, the portion of the principal amount equal to the unredeemed portion thereof and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof shall be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (g) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate prin cipal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (h) the CUSIP number of the Securities to be redeemed and that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Securities; and

          (i) that the notice is being sent pursuant to this Section 3.3 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the Redemption Date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          SECTION 3.4.  Effect of Notice of Redemption.
                        ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date to which such Record Date relates, any accrued interest shall be payable to the Holder of the redeemed Securities registered at the close of business on the relevant Record Date; and provided, further, that if a Redemption Date is a non-Business Day or a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.5.  Deposit of Redemption Price.
                        ---------------------------

          On or prior to 10 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) cash or U.S. Government Securities sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Trustee or the

Paying Agent shall promptly return to the Company any cash or U.S. Government Securities so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the provisions of the preceding paragraph and the other provisions of this Article III and payment of the Securities, or portions of the Securities called for redemption is not prohibited, interest on the Securities to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security called for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

          SECTION 3.6.  Securities Redeemed in Part.
                        ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.7.  Optional Redemption.
                        -------------------

          The Company shall not have the option to redeem Securities prior to _______________, 2001. Thereafter, the Company shall have the option to redeem the Securities, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice to each Holder, at the following redemption prices (expressed as percentages of principal amount) set forth below, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus accrued and unpaid interest thereon to the applicable Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), if redeemed during the twelve-month period commencing on ___________ of the years indicated below:

          Year                Percentage
          ----                ----------

          2001                      %
          2002                      %
          2003 and thereafter       %

     In addition, at any time prior to          , 2001, upon a Public Equity
Offering of common stock of the Company for cash, up to 30% of the aggregate principal amount of the Securities originally issued may be redeemed at the option of the Company within 60 days of such Public

Equity Offering, on not less than 30 days, but not more than 60 days notice to each holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to % of the principal amount thereof, together with accrued and unpaid interest, if any (subject to the right of Holders of record on an Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), provided that at least $87.5 million of the aggregate principal amount of the Securities remain outstanding immediately following such redemption.

          Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

          SECTION 3.8.  Mandatory Redemption.
                        --------------------

          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          SECTION 3.9.  Offer to Redeem by Application of Excess Proceeds.
                        -------------------------------------------------

          In the event that, pursuant to Section 4.14 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedure specified below.

          The Asset Sale Offer shall remain open for the minimum period of time required by Rule 14e-1 under the Exchange Act ("Rule 14e-1") and no longer (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.14 hereof (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all the Securities tendered in response to the Asset Sale Offer.

          If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued an unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest shall not be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
3.9 and Section 4.14 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

          (c) that any Security not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale purchase Date;

          (e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased an may not elect to have only a portion of such Security purchased;

          (f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, the Security completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of a the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (h) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

          On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis, to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all such Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case no later than the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon delivery of an Officer's Certificate from the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of any Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

          Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                   ARTICLE IV

                                   COVENANTS

          SECTION 4.1.  Payment of Securities.
                        ---------------------

          The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided herein and in the Securities. Principal, premium, if any and interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depository in accordance with the Depository's procedures) on that date cash deposited and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2.  Maintenance of Office or Agency.
                        -------------------------------

          The Company and the Subsidiary Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Subsidiary Guarantors in respect of the Securities and this Indenture may be served. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Subsidiary Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2 hereof.

          The Company and the Subsidiary Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Subsidiary Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company in accordance with Section 2.3.

          SECTION 4.3.  Limitation on Restricted Payments.
                        ---------------------------------

  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (excluding Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Subsidiary Guarantor; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company); (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities or any Subsidiary Guarantee (other than intercompany Indebtedness payable to the Company or a Subsidiary Guarantor by any Restricted Subsidiary), except at its final stated maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described below under Section 4.11; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum of (i) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from but not including the last day of the first fiscal quarter ending immediately following the Issue Date to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, unless such Restricted Payment occurs after the date which financial statements for such fiscal quarter would be required to be filed pursuant to the Exchange Act, in which case the period shall include the last day of the Company's most recently ended fiscal quarter regardless of whether internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (ii) 100% of the aggregate net Cash Equivalents proceeds received by the Company (other than from its Subsidiaries) from Capital Contributions after the Issue Date or the issue or sale after the Issue Date of (x) Equity Interests of the Company (other than Disqualified Stock) or (y) Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into (or exchanged for) such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return to the Company or one of its Restricted Subsidiaries of capital with respect to such Restricted Investment (less the cost of disposition, if any) which cash is not subject to restriction and (B) the initial amount of such Restricted Investment.

          The foregoing provisions will not prohibit the following Restricted
Payments: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of Indenture; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided, that the amount of any such net Cash Equivalents proceeds that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph; (iii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net Cash Equivalents proceeds from any such sale of Equity Interests or Indebtedness (to the extent such Indebtedness is used to refinance the Convertible Securities) that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iv) payments in an amount not to exceed $500,000 in the aggregate during any fiscal year of the Company (plus (x) any such amount not utilized in the preceding fiscal year and (y) the aggregate amount of net proceeds from the reissuance of such Equity Interests to employees or directors of the Company other than Disqualified Stock, provided, that the amount of net proceeds from any such reissuance of Equity Interests shall be excluded from clause (c)(ii) of the preceding paragraph) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by an employee or director of the Company or any of its Subsidiaries, related to compensation or severance arrangements; (v) advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity as the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; (vi) the exercise or conversion of an option, warrant or other security convertible or exchangeable for an equity security of a Strategic Alliance Client in connection with a substantially simultaneous sale or other disposition by the Company or a Restricted Subsidiary of such equity security for an amount in excess of the exercise price or other consideration paid by the Company or a Restricted Subsidiary in connection with such exercise or conversion; (vii) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture and, with respect to any Indebtedness pari passu or subordinated in right of payment to the Securities, no sooner than 60 days after the date such Change of Control Offer is required to be made and (viii) the purchase, redemption or other acquisition or retirement for value by any Restricted Subsidiary of any Equity Interests of such Restricted Subsidiary.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid to the Company or a Restricted Subsidiary in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.3. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments other than cash shall be the fair market value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm, in each case, of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.3 were computed.

          SECTION 4.4.  Corporate and Partnership Existence.
                        -----------------------------------

          Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Subsidiary Guarantors shall do or cause to be done all things necessary to pre serve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Subsidiary Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.5.  Payment of Taxes and Other Claims.
                        ---------------------------------

          The Company and the Subsidiary Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Subsidiary Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Subsidiary Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 4.6.  Maintenance of Properties and Insurance.
                        ---------------------------------------

          The Company and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Subsidiary Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is
(a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the busi-ness of the Company and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.14.

          The Company and the Subsidiary Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance
(including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Subsidiary Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Subsidiary Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry.

          SECTION 4.7.  Compliance Certificate; Notice of Default.
                        -----------------------------------------

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Subsidiary Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

          SECTION 4.8.  Reports.
                        -------

          Whether or not required by the rules and regulations of the Commission, so long as any of the Securities are outstanding, the Company shall furnish to the Holders of the Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms (but excluding exhibits thereto; provided that the Company shall make such exhibits available free of charge upon request), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (but excluding exhibits thereto; provided that the Company shall make such exhibits available free of charge upon request) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          SECTION 4.9.  Limitation on Status as Investment Company.
                        ------------------------------------------

          Neither the Company nor any of the Subsidiary Guarantors shall, nor shall the Company permit any of its Restricted Subsidiaries to become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          SECTION 4.10.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing actions, considered separately, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm, in each case, of national standing; provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries and Strategic Alliance Clients not otherwise prohibited by this Indenture, (C) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, and (D) Restricted Payments that are permitted by the provisions of Section 4.3 hereunder, (E) Permitted Investments enumerated in clauses (a), (b), (c), (g) and (h) of the definition thereof, (F) the tax sharing agreement with ICII, relating to periods prior to the Company's initial public offering, (G) administrative benefits and services provided to the Company by ICII, including computer hardware and software, in an annual amount not in excess of $100,000, (H) a registration rights agreement with ICII entered into in November 1996 and (I) a five year consulting agreement with The Dewey Consulting Group entered into in June 1996.

          SECTION 4.11.  Limitation on Incurrence of Additional Indebtedness and
                         -------------------------------------------------------
Issuance of Preferred Stock.
---------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, and that the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Subsidiary Guarantor, provided that any subsequent issuance or transfer of Capital Stock that results in such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any subsequent transfer of such preferred stock (other than to the Company or any other Subsidiary Guarantor) will be deemed, in each case, to constitute the issuance of such preferred stock by the issuer thereof; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

          The foregoing provisions will not apply to:

          (1) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

          (2) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness owing to the Company or any Subsidiary Guarantor; provided, however, that (i)(A) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Subsidiary Guarantor and (B) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor, shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary Guarantor, as the case may be, at such time, and (ii) any Indebtedness (x) of the Company to any Subsidiary Guarantor or (y) of any Subsidiary Guarantor to the Company is permitted as a Restricted Payment by the covenant described above in Section 4.3;

          (3) the incurrence by the Company of Indebtedness represented by the Securities and the incurrence by the Subsidiary Guarantors of Subsidiary Guarantees;

          (4) Indebtedness of the Company and the Subsidiary Guarantors outstanding on the Issue Date;

          (5) the incurrence by the Company or any of the Subsidiary Guarantors of Permitted Refinancing Indebtedness;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations directly related to (i) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (ii) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization of a Qualified Whole Loan Sale,
(iii) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility or (iv) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (i) through (iv), such Hedging Obligations are customary in the industry;

          (7) the Guarantee by the Company or any of the Subsidiary Guarantors of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant;

          (8) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness in an aggregate principal amount at any time outstanding (including any Indebtedness issued to refinance, replace, retire or otherwise acquire such Indebtedness) not to exceed $15.0 million;

          (9) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Subsidiary Guarantor); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary at such time and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock; provided, however, that if any such Unrestricted Subsidiary shall become a Restricted Subsidiary, such event shall be deemed to constitute the issuance of Disqualified Capital Stock or preferred stock, as applicable, by a Restricted Subsidiary at such time; and

          (10) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness owing to any Strategic Alliance Client in an aggregate principal amount outstanding at any one time (including any Indebtedness issued to refinance, replace, retire or otherwise acquire such Indebtedness) not to exceed the aggregate amount of the Book Entry Residual Receivable relating to such Strategic Alliance Client outstanding at any one time.

          In addition, the Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Securities, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (10) above or is entitled to be incurred pursuant to the first paragraph of this covenant, at the time incurred or deemed incurred the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section
4.11 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

          SECTION 4.12.  Limitation on Dividends and Other Payment Restrictions
                         ------------------------------------------------------
Affecting Restricted Subsidiaries.
---------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets (other than Receivables) to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Issue Date, (b) applicable law, (c) any instrument governing

Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was incurred or issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, and (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

          SECTION 4.13.  Limitations on Layering Indebtedness.
                         ------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness (other than the Securities) that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Securities or the Guarantees, as applicable.

          SECTION 4.14.  Limitation on Consolidation or Sales of Assets.
                         ----------------------------------------------

  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted

Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and, with respect to any Asset Sale involving consideration in excess of $5.0 million, a resolution of the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of except in the case of a Qualifying Disposition and (ii) at least 85% (or, in the case of the sale or other disposition of any Residual Receivables (or interest therein), 50%, subject to the restrictions in the following paragraph) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee thereof) that are expressly assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any currencies, securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 30 days after receipt (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision.

          Further, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly sell or otherwise convey or dispose of any Residual Receivables or interest therein for consideration of which less than 85% is in the form of Cash Equivalents, unless: (i) from and after the Issue Date, upon the creation of any Senior Residual Receivables by the Company or any Restricted Subsidiary, the Company shall designate, by an Officers' Certificate delivered to the Trustee, Senior Residual Receivables with an aggregate book value equal to 25% of the book value of the Senior Residual Receivables so created as Retained Residual Receivables and which Retained Residual Receivables are of a quality at least equal to the mean quality of such Senior Residual Receivables so created (which determination shall be made by the officers of the Company in good faith ("Retained Residual Receivables")) and no such designation shall have been revoked; (ii) none of the Residual Receivables sold, conveyed or otherwise disposed of constitute Retained Residual Receivables unless after giving effect to such sale, conveyance or other disposition, the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien would be greater than or equal to 250% of all Senior Indebtedness of the Company and its Restricted Subsidiaries; and (iii) after giving effect to any such sale, conveyance or other disposition of Residual Receivables the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien would be greater than or equal to 150% of all Senior Indebtedness of the Company and its Restricted Subsidiaries; provided, that for purposes of calculating the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien in clauses (ii) and (iii) above, no more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables. This Indenture will provide that from time to time the Company may revoke the designation of any Senior Residual Receivable as a Retained Residual Receivable if the Company simultaneously designates as Retained Residual Receivables (in addition to any other such designation otherwise required by this Indenture) Senior Residual Receivables (not subject to any Lien) with an aggregate book value and of a quality equal to or greater than that of the Senior residual Receivables as to which such designation has been revoked (which determination shall be made by the officers of the Company in good faith). Any determination of the amount of Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Asset Sale for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivables, including Retained Residual Receivables, since the date of such balance sheet.

          The Company or any Restricted Subsidiary, as the case may be, may within 180 days after the receipt of any Net Proceeds from an Asset Sale subject to this covenant, apply an amount equal to 100% of such Net Proceeds to (i) a Permitted Investment (other than in Receivables that, at the time of purchase, are not Eligible Receivables), (ii) the making of any capital expenditure, or
(iii) the acquisition of any other tangible assets (other than in Receivables that, at the time of purchase, are not Eligible Receivables), in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce outstanding Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from Asset Sales not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, this Indenture will require the Company to make an offer to all Holders of the Securities (an "Asset Sale Offer") to purchase the maximum principal amount of the Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture.

          To the extent that the aggregate amount of the Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee is required to select the Securities to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          SECTION 4.15.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.16.  Limitation on Ownership of Subsidiary Stock.
                         -------------------------------------------

          The Company (i) will not directly or indirectly beneficially own less than a majority of the aggregate voting power of any of its now owned or hereafter acquired or formed Quasi-Subsidiaries and (ii) will not permit any of its Quasi-Subsidiaries to cease being eligible to file consolidated financial statements with the Company in accordance with GAAP, (including, without limitation, pursuant to any transaction which results in a Quasi-Subsidiary ceasing to be a Subsidiary of the Company or pursuant to the exercise of a call option) unless, in each case, all outstanding Investments made by the Company and its Restricted Subsidiaries in such Quasi-Subsidiary (excluding any Investments consisting of common stock of the Company) shall have been repaid to the Company or to the Restricted Subsidiary making such Investment in Cash Equivalents (which Cash Equivalents are not subject to restriction).

          SECTION 4.17.  Limitation on Liens.
                         -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

          SECTION 4.18.  Limitations on Lines of Business.
                         --------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage to any substantial extent in any business other than Permitted Businesses.

          SECTION 4.19.  Payments for Consent.
                         --------------------

          Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 4.20.  Transactions Not Subject to Covenants.
                         -------------------------------------

          Notwithstanding anything to the contrary in this Indenture, the consummation of the Transactions shall not be prohibited by this Indenture. In addition, none of the Transactions shall be deemed to be a Restricted Payment or an Asset Sale, or taken into account in any calculation under Section 4.3.


                                   ARTICLE V

                             SUCCESSOR CORPORATION

          SECTION 5.1.  Limitation on Merger, Sale or Consolidation.
                        -------------------------------------------

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will (unless such transaction involves the merger of the Company and one of its Wholly-Owned Subsidiaries which is also a Subsidiary Guarantor and which transaction is not in connection with any other transaction) at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above in Section 4.11. For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.2.  Successor Corporation Substituted.
                        ---------------------------------

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor, the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meet the requirements of Section 5.1 hereof.

                                  ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.  Events of Default.
                        -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default for 30 days in the payment when due of interest on the Securities;

          (ii) default in payment when due of the principal of or premium, if any, on the Securities;

          (iii) failure by the Company to comply with the provisions described above in Sections 10.1, 4.3, 4.11, 4.12, 4.13 or 4.14;

          (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in this Indenture the Pledge Agreement or the Securities;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default

            (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or

            (2) results in the acceleration of such Indebtedness prior to its express maturity; and

            (3) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing; and

          (viii) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

          The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.
                        -------------------------------------------------------

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to _____________, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to __________, 2003 then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

          The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default (other than a Default or Event of Default relating to the release of any Subsidiary Guarantor from its obligations under this Indenture or its Subsidiary Guaranty which waiver shall require the Holders of at least 66/2//3% in principal amount of the Securities then outstanding) and its consequences under this Indenture except a continuing Default or Event of Default in the payment of premium, if any, or interest on, or the principal of, the Securities.

          SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irre spective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliver able on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6.  Priorities.
                        ----------

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

          THIRD: To the Company, the Subsidiary Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 6.7.  Limitation on Suits.
                        -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10.  Delay or Omission Not Waiver.
                         ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11.  Control by Majority.
                         -------------------

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12.  Waiver of Existing or Past Default.
                         ----------------------------------

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a Default

          (a) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (i) and (ii) of Section 6.1 hereof and not yet cured, or

          (b) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13.  Undertaking for Costs.
                         ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium, if any, or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14.  Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

          SECTION 7.1.  Duties of Trustee.
                        -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  This paragraph does not limit the effect of paragraph (b) of this
  Section 7.1,

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the Interest Payment Date in order to comply with the provisions of Section 4.1 hereof). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2.  Rights of Trustee.
                        -----------------

          Subject to Section 7.1 hereof:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor, as applicable.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Subsidiary Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          SECTION 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and
7.11 hereof.

          SECTION 7.4.  Trustee's Disclaimer.
                        --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5.  Notice of Default.
                        -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          Within 60 days after each November 1 beginning with the November 1 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such November 1 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed in accordance with TIA (S) 313(d).

          SECTION 7.7.  Compensation and Indemnity.
                        --------------------------

          The Company and the Subsidiary Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expens es of the Trustee's agents, accountants, experts and counsel.

          The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Subsidiary Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Subsidiary Guarantors and the Trustee in connection with such defense. The Company and the Subsidiary Guarantors need not pay for any settlement made without their written consent. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) or (vii) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Subsidiary Guarantors' obligations under this
Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Subsidiary Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Subsidiary Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10.  Eligibility; Disqualification.
                         -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                 ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1.  Discharge; Option to Effect Legal Defeasance or Covenant
                        --------------------------------------------------------
Defeasance.
----------

          This Indenture shall cease to be of further effect (except that the Company's and the Subsidiary Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Company may elect to have Section 8.2, at the Company's option and at any time within one year of the Maturity Date of the Securities, or Section 8.3, at the Company's option at any time, of this Indenture applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2.  Legal Defeasance and Discharge.
                        ------------------------------

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented and this Indenture shall cease to be of further effect as to all outstanding Securities and Guarantees, except as to be deemed to be "outstanding "only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or dis charged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5,
8.6 and 8.7 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Securities.

          SECTION 8.3.  Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18,
Article V and Article X hereof with respect to the out standing Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, neither the Company nor any Subsidiary Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(iii) through 6.1(viii) hereof shall not constitute Events of Default with respect to the Securities.

          SECTION 8.4.  Conditions to Legal or Covenant Defeasance.
                        ------------------------------------------

          (a) The Company shall, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Securities ("Legal Defeasance") except for (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of the Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of this Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in this Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities. In the event

Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Securities.

          (b) In order to exercise either Legal Defeasance or Covenant Defeasance, the following conditions shall have occurred:

          (i) the Company shall irrevocably have deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company shall have specified whether the Securities are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of the Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture covered by clause (iv) above) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company or the Subsidiary Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company, the Subsidiary Guarantors or others; and

          (viii) the Company shall deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that it has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

          If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities when due, then the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Securities and the Guarantees will be revived and no such defeasance will be deemed to have occurred.

          SECTION 8.5.  Deposited Cash and U.S. Government Securities to be Held
                        --------------------------------------------------------
in Trust; Other Miscellaneous Provisions.
----------------------------------------

          Subject to Section 8.6 hereof, all cash and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

          SECTION 8.6.  Repayment to the Company.
                        ------------------------

          (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Securities held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (b) Any cash and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 8.7.  Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1.  Amendments, Supplements and Waivers with Consent of
                        ---------------------------------------------------
Holders.
-------

          Subject to Section 6.8 hereof, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities.
Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Subsidiary Guarantor or with any provision of this Indenture or the Securities or its Subsidiary Guarantee of the Subsidiaries. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66 2/3% of the aggregate principal amounts of Securities at the time outstanding alter the terms or provisions of Section 10.1 hereof in a manner adverse to the Holders; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          Except as provided in Section 9.2 hereof, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities).

          It shall not be necessary for the consent of the Holders under this
Section 9.1 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.1 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 hereof becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          SECTION 9.2.  Amendments, Supplements and Waivers to Indentures and
                        -----------------------------------------------------
Securities without Consent of Holders.
-------------------------------------

          (a) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):
(i) reduce the principal
amount of the Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants described above in Section 10.1 hereof, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Securities to receive payments of principal of or premium, if any, or interest on the Securities, (vii) waive a redemption payment with respect to any Security (other than a payment required by one of the covenants described above in Section 10.1 hereof), or (viii) make any change in the foregoing amendment and waiver provisions.

          (b) Without the consent of at least 66 2/3% in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder) release any Subsidiary Guarantor from its obligations under this Indenture or its Subsidiary Guarantee of the Securities (other than in accordance with this Indenture).

          (c) Notwithstanding the foregoing, without the consent of any Holder of the Securities, the Company and the Trustee may amend or supplement this Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of the Securities in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

          SECTION 9.3.  Compliance with Trust Indenture Act.
                        -----------------------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.  Revocation and Effect of Consents.
                        ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of paragraphs (a) through (c) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforce ment of any such payment on or after such respective dates.

          SECTION 9.5.  Notation on or Exchange of Securities.
                        -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security thereafter authenticated about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6.  Trustee to Sign Amendments, Etc.
                        --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

          SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon a
                         -------------------------------------------------------
Change of Control.
-----------------

          (a) Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Securities on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than the earliest date permitted under Rule 14e-1 under the Exchange Act ("Rule 14e-1") and no later than 60 days from the date such notice is mailed. The Company shall comply with the requirements of Rule 14e-1 and any other laws and/or regulations of the SEC to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that any provisions of the laws and/or regulations of the SEC conflict with any provision contained herein, the Company shall comply with the applicable SEC laws and regulations and will not be deemed to have breached its obligations hereunder.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable following the Change of Control Payment Date.

          Notwithstanding the application of the provisions of Article V, the Change of Control provisions described in this Section 10.1 shall apply to the Securities. Except as described above with respect to a Change of Control, the Holders of the Securities may not require the Company to repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

          The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer.

          If the Change of Control Payment Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest will not be payable to Holders who tender the Securities pursuant to the Change of Control Offer.

          (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

          (i) the Change of Control Offer shall commence within 10 Business Days following the occurrence of a Change of Control;

          (ii) the Change of Control Offer shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period");

          (iii) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Securities at the Change of Control Purchase Price;

          (iv) if the Change of Control is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

          (v) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

          (vi) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

           (A)  that the Change of Control Offer is being made pursuant to this
         Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

           (B) the Change of Control Purchase Price (including the amount of accrued but unpaid interest) and the Change of Control Purchase Date;

           (C) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

           (D) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this Section 10.1, or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

           (E) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

           (F) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

           (G) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

           (H) a brief description of the events resulting in such Change of Control.

          Any such Change of Control Offer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

                                   ARTICLE XI

                                   GUARANTEE

          SECTION 11.1.  Guarantee.
                         ---------

          (a) Each of the existing and future Restricted Subsidiaries of the Company except as provided in paragraph (b) below, (in each case, a "Subsidiary Guarantor"), jointly and severally guarantee irrevocably and unconditionally to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Subsidiary Guarantors of this Indenture that: (i) the principal of and premium, if any, and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (ii) (A) each Restricted Subsidiary of the Company which is not a Foreign Subsidiary and which is not a Subsidiary Guarantor (other than Restricted Subsidiaries having total assets with a book value of less than $1 million and that do not guarantee any Indebtedness of the Company or any of the Subsidiary Guarantors) and (B) each Foreign Subsidiary, if, in the case of Foreign Subsidiaries, such Person guarantees or otherwise becomes liable for Indebtedness of the Company or any Subsidiary Guarantor, shall execute and deliver to the Trustee a guarantee (the "Subsidiary Guarantee") pursuant to which each Subsidiary Guarantor shall guarantee payment of the Securities and the performance of the Company's other obligations hereunder; provided the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be designed so as not to constitute a fraudulent conveyance under applicable law; and (iii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

          If the Company or a Subsidiary Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full.

          Each Subsidiary Guarantor shall, within five Business Days after becoming a Subsidiary of the Company (other than a Restricted Subsidiary with less than $1 million in assets or any Foreign Subsidiary), execute and deliver to the Trustee a supplemental indenture, which shall be in a form satisfactory to the Trustee, making such Subsidiary Guarantor a party to this Indenture.

          (b) Each Subsidiary Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Section 6.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.

          (d) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Subsidiary Guarantor without fair consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          SECTION 11.2.  Execution and Delivery of Guarantee.
                         -----------------------------------

          Each Subsidiary Guarantor shall, by virtue of such Subsidiary Guarantor's execution and delivery of an indenture supplement pursuant to
Section 11.1 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Subsidiary Guarantor appeared on such Security.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 11.1 on behalf of each Subsidiary Guarantor. The notation of a guarantee set forth on any Security shall be null and void and of no further effect with respect to the guarantee of any Subsidiary Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

          SECTION 11.3.  Certain Bankruptcy Events.
                         -------------------------

          Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

          SECTION 11.4.  Limitation on Merger of Subsidiaries and Release of
                         ---------------------------------------------------
Subsidiary Guarantors.
---------------------

          No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the

Securities and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          Upon a sale or other disposition of all of the assets of any Subsidiary Guarantor, including by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of its obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.14 hereof. Upon a sale or other disposition of capital stock of a Quasi-Subsidiary pursuant to the exercise of a call option or similar arrangement on such capital stock as a result of which the Company and its Restricted Subsidiaries beneficially own less than 50% of the issued and outstanding capital stock of any such Quasi-Subsidiary, then such Quasi-Subsidiary shall be released and relieved of its obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.14 hereof. In addition, in the event the Company designates a Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with Section 4.3 hereof, then such Restricted Subsidiary shall be released from its obligations under its Subsidiary Guarantee.


                                  ARTICLE XII

                                 MISCELLANEOUS

          SECTION 12.1.  TIA Controls.
                         ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 12.2.  Notices.
                         -------

          Any notices or other communications to the Company or any Subsidiary Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          Southern Pacific Funding Corporation
          One Centerpointe Drive
          Suite 500
          Lake Oswego, Oregon 97305
          Attention:  Peter Makowiecki, Chief Financial Officer
          Telephone: (503) 684-4700
          Telecopy:  (503) 684-2948

          with a copy to:

          Latham & Watkins
          633 West Fifth Street
          Suite 4000
          Los Angeles, California  90071-2007
          Attention:  Bryant Edwards, Esq.
          Telephone: (213) 485-1234
          Telecopy:  (213) 891-8763


          if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21 West
          New York, New York  10286
          Attention:  Mary Lewicki
          Telephone: (212) 815-5741
          Telecopy:   (212) 815-5915

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communica-tion is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.3.  Communications by Holders with Other Holders.
                         --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          SECTION 12.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

          SECTION 12.5.  Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 12.6.  Rules by Trustee, Paying Agent, Registrar.
                         -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Secu rityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 12.7.  Legal Holidays.
                         --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 12.8.  Governing Law.
                         -------------

          THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

          SECTION 12.9.  No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.10.  No Recourse Against Others.
                          --------------------------

          No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of the Company, the Subsidiary Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Securities or this Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 12.11.  Successors.
                          ----------

          All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.12.  Duplicate Originals.
                          -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 12.13.  Severability.
                          ------------

          In case any one or more of the provisions in this Indenture or in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 12.14.  Table of Contents, Headings, Etc.
                          ---------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                              SOUTHERN PACIFIC FUNDING
                                CORPORATION, a California corporation



                              By:   ____________________________________
                                    Name:
                                    Title:


Attest:  __________________________
         Name:
         Title:

                              HALLMARK AMERICA, INC.


                              By:   ____________________________________
                                    Name:
                                    Title:

Attest:  __________________________
         Name:
         Title:

                              OCEANMARK FINANCIAL CORPORATION


                              By:   ____________________________________
                                    Name:
                                    Title:

Attest:  __________________________
         Name:
         Title:

                              NATIONAL CAPITAL HOLDINGS, INC.


                              By:   ____________________________________
                                    Name:
                                    Title:

Attest:  __________________________
         Name:
         Title:

                              THE BANK OF NEW YORK , as Trustee


                              By:   ____________________________________
                                    Name:
                                    Title:  Trust Officer

                                                                       EXHIBIT A
                               [FORM OF SECURITY]

                      SOUTHERN PACIFIC FUNDING CORPORATION

                         ___% SENIOR SECURITY DUE 2004

                                                        CUSIP No. ______________
No.                                                           $


          Southern Pacific Funding Corporation, a California corporation (hereinafter called the "Company", which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on [October __, 2004].

          Interest Payment Dates:   _____________ and ____________.

          Record Dates:             _____________ and ____________.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                              SOUTHERN PACIFIC FUNDING
                              CORPORATION, a California corporation


                              By:  _______________________________
                                   Name:
                                   Title:

Attest:  ___________________
         Name:
         Title:

                              HALLMARK AMERICA, INC.


                              By:  __________________________________
                                   Name:
                                   Title:


Attest: _______________________
        Name:
        Title:

                              OCEANMARK FINANCIAL CORPORATION


                              By:   ____________________________________
                                    Name:
                                    Title:

Attest:  __________________________
         Name:
         Title:

                              NATIONAL CAPITAL HOLDINGS, INC.


                              By:   ____________________________________
                                    Name:
                                    Title:

Attest:  __________________________
         Name:
         Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities described in the within-mentioned Indenture.

                                         ________________________,
                                         as Trustee



                                         By  ____________________________
                                                 Authorized Signatory


Dated:

                      SOUTHERN PACIFIC FUNDING CORPORATION


                         ___% SENIOR SECURITY DUE 2004

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

1.   Interest.
     --------

          Southern Pacific Funding Corporation, a California corporation (hereinafter called the "Company," which term includes any successors under this Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of ____% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of __% per annum compounded semi-annually.

          The Company will pay interest semi-annually on ______________ and ________________ of each year (each, an "Interest Payment Date"), commencing
________________ 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company


--------------------
/1/  This paragraph should only be added if the Note is issued in global form.

shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 5 Business Days prior to the relevant record date.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of ___________, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in this Indenture unless otherwise defined herein. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act, as in effect on the date of this Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to this Indenture and said Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $125,000,000. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in this Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5.   Optional Redemption.
     -------------------

          Except as provided in this Paragraph 5 or in Article III of this Indenture, the Company shall not have the right to redeem any Securities. The Securities may be redeemed in whole or from time to time in part at any time on and after ____________, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates, plus any accrued but unpaid interest to the Redemption Date.

            If redeemed during
            the 12-month period
            commencing            ,          Redemption Price
            -----------------------------    ----------------
                   2001 . . . . . . .                  %
                   2002 . . . . . . .                  %
                   2003 and thereafter                 %

          Notwithstanding the foregoing, until _____________, 2001, upon a Public Equity Offering of common stock of the Company for cash, up to 30% of the aggregate principal amount of the Securities originally outstanding may be redeemed at the option of the Company within 60 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to _____ % of principal, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest, to the date of redemption; provided, however, that at least $87.5 million of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately following such redemption.

          Any such redemption will comply with Article III of this Indenture.

6.   Mandatory Redemption.  The Company shall not be required to make mandatory
     --------------------
redemption or sinking fund payments with respect to the Securities.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in this Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

8.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or ex-
change Securities in accordance with, this Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by Indenture. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption in whole or in part, or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X of this Indenture or Section 3.3 of this
                                                              ---
Indenture or redemption of Securities pursuant to Article III of this Indenture and ending at the close of business on the day of such mailing.

9.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money.
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

11.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          Except as set forth in this Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Government Securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of this Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in this Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

12.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, this Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circum stances amend or supplement this Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

13.  Restrictive Covenants.
     ---------------------

          This Indenture imposes certain limitations on the ability of the Company and any Subsidiary Guarantors to, among other things, Incur additional Indebtedness and issue Preferred Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

14.  Repurchase at Option of Holder.
     ------------------------------

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) This Indenture imposes certain limitations on the ability of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed cer tain amounts, as specified in this Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business, repay certain Indebtedness or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

15.  Notation of Guarantee.
     ---------------------

          As set forth more fully in this Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of this Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of this Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under this Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of this Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article XI of this Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of this Indenture.

          When a successor assumes all the obligations of its predecessor under the Securities and this Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.
     ---------------------

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under this Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Subsidiary Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Governing Law.
     -------------

          This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

                              [FORM OF ASSIGNMENT]



          I or we assign this Security to



________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

_______________________________


and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:  _______________ Signed:  _______________________________________________


________________________________________________________________________________
                        (Sign exactly as name appears on
                        the other side of this Security)

                             Signature Guarantee/*/




---------------------
/*/ NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article X of this Indenture, check the appropriate box: [ ] Section 4.14 [ ] Article X.

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article X of this Indenture, as the case may be, state the amount you want to be purchased: $________.



Date:  ________________   Signature:  __________________________________________
                                          (Sign exactly as your name appears
                                          on the other side of this Security)

                             Signature Guarantee/**/




--------------------
/**/ NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
      (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE Securities/***/




          The following exchanges of a part of this Global Security for Definitive Securities have been made:


              Amount of          Amount of          Principal Amount     Signature of
              decrease in        increase in        of this Global       authorized officer of
              Principal Amount   Principal Amount   Security following   Trustee or
Date of       of this Global     of this Global     such decrease (or    Securities
Exchange      Security           Security           increase)            Custodian
-----------------------------------------------------------------------------------------------










--------------------
/***/  This schedule should only be added if the Note is issued in global form.